Exhibit 4.5

ASSIGNMENT OF LEASES
SHORT HILLS ASSOCIATES, L.L.C.,
a Delaware limited liability company
c/o The Taubman Company LLC
200 East Long Lake Road, Ste. 300
Bloomfield Hills, Michigan 48304,
(Assignor)
AND
METROPOLITAN LIFE INSURANCE COMPANY,
a New York corporation,
10 Park Avenue
PO Box 1902
Morristown, New Jersey 07962,

NEW YORK LIFE INSURANCE COMPANY
51 Madison Avenue,
New York, NY 10010-1603
and
PACIFIC LIFE INSURANCE COMPANY
700 Newport Center Drive
Newport Beach, CA 92660,
(collectively, Assignee)
______________________________
Dated:    As of September 15, 2015
Location:    The Mall at Short Hills
Section:
Block:    5303
Lots:        1
County:    Essex County
State:    New Jersey
______________________________
RECORD AND RETURN TO:
Hunton & Williams LLP
200 Park Avenue
New York, New York 10166
Attention: Peter J. Mignone, Esq.

ASSIGNMENT OF LEASES
DEFINED TERMS

Execution Date: As of September 15, 2015
Loan:	A first mortgage loan in the aggregate amount of One Billion and No/100 Dollars ($1,000,000,000.00) from Assignee to Assignor
Assignor & Address:	Short Hills Associates, L.L.C., a Delaware limited liability company c/o The Taubman Company LLC 200 East Long Lake Road, Ste. 300 Bloomfield Hills, Michigan 48304 Attention: Treasurer
Assignee & Address:
Metropolitan Life Insurance Company,
a New York corporation
10 Park Avenue
PO Box 1902
Morristown, New Jersey 07962
Attention: Senior Managing Director,
Real Estate Investments
Real Estate Investments - Law Department
Metropolitan Life Insurance Company
10 Park Avenue
PO Box 1902
Morristown, New Jersey 07962
Attention: Associate General Counsel,
                        Real Estate Investments
New York Life Insurance Company
c/o New York Life Real Estate Investors
51 Madison Avenue
New York, NY 10010-1603
Attention: Senior Director - Loan Administration Division
Loan No. 374-0657
New York Life Insurance Company
Office of the General Counsel
51 Madison Avenue,
New York, NY 10010-1603
Attention: Managing Director - Real Estate Section
Pacific Life Insurance Company
700 Newport Center Drive
Newport Beach, CA 92660
Attention: Vice President - Portfolio Management
Loan No.: 215210101
email: REDocumentManagement@pacificlife.com email.

Note:Collectively, Note A-1, Note A-2 and Note A-3.
Note A-1:  Promissory Note in the principal sum of $333,333,334.00 dated the Execution Date made by Borrower to Metropolitan Life Insurance Company, together with all further extensions, renewals, amendments, modifications, replacements, substitutions and restatements hereof.
Note A-2:  Promissory Note A-2 in the principal sum of $333,333,333.00 dated the Execution Date made by Borrower to New York Life Insurance Company, together with all further extensions, renewals, amendments, modifications, replacements, substitutions and restatements hereof.
Note A-3:  Promissory Note A-3 in the principal sum of $333,333,333.00 dated the Execution Date made by Borrower to Pacific Life Insurance Company, together with all further extensions, renewals, amendments, modifications, replacements, substitutions and restatements hereof.

Mortgage:   Mortgage, Security Agreement and Fixture Filing dated as of the Execution Date and executed by Borrower to secure repayment of the Note, together with all further extensions, renewals, modifications, restatements and amendments thereof. The Mortgage will be recorded in the records of the County of Essex, New Jersey.

THIS ASSIGNMENT OF LEASES (this “Assignment”) is entered into by Assignor of September 15, 2015, in favor of Assignee and affects the Land described in Exhibit A attached to this Assignment. Capitalized terms which are not defined in this Assignment shall have the respective meanings set forth in the Mortgage.
R E C I T A L S
A.Assignee has loaned or will loan to Assignor the Loan which is evidenced by the Note. The payment of the Note is secured by the Mortgage which encumbers Assignor’s interest in the real property described in Exhibit A attached to this Assignment (the “Land”) and Assignor’s interest in the improvements and personal property and equipment situated on the Land (the “Improvements”; collectively with the Land, the “Property”); and

B.Assignor desires to absolutely, presently and unconditionally assign to Assignee all of its right, title and interest in and to (i) all Leases (as hereinafter defined) and License Agreements (as hereinafter defined), which now exist that affect the Property, including, without limitation, the Leases described in the certified rent roll delivered by Assignor to Assignee on the Execution Date (the “Rent Roll”) and the License Agreements more particularly described on the certified schedule of license agreements delivered by Assignor to Assignee on the Execution Date, (ii) all Leases and License Agreements entered into after the date of this Assignment, (iii) all lease and license extensions, modifications, amendments, expansions and renewals of the Leases and License Agreements described in (i) and (ii), and (iv) all guarantees of tenants’ obligations and extensions, modifications, amendments and renewals of any guarantees of any of the leases. “Lease” shall mean any lease, sublease or sub-sublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in the Property, and every modification, amendment or other agreement relating to such lease, sublease, sub-sublease, or other agreement entered into in connection with such lease, sublease, sub-sublease, or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto; provided, however, for purposes hereof the term “Lease” shall not include any License Agreement. “License Agreement” shall mean any license or occupancy agreement granted by Assignor to an operator of a cart, kiosk or similar merchandising or sponsorship facilities located in the common areas of the Property or a tenant of in‑line space for a term of one (1) year or less.

NOW THEREFORE, in consideration of the Recitals and for good and valuable consideration, Assignor agrees with Assignee and its successors and assigns as follows:
1.Payment of Note. Assignor desires to secure (a) the timely payment of the principal of and interest on the Note and all other indebtedness secured by the Mortgage; and (b) the full compliance with the terms, conditions, covenants and agreements contained in the Note, the Mortgage and the other documents executed by Assignor in connection with the Loan.

2.Present and Absolute Assignment of Leases. Assignor absolutely, presently and unconditionally grants and assigns to Assignee all of Assignor’s right, title and interest in and to the Leases and the License Agreements. This grant includes without limitation: (a) all rent payable under the Leases and the License Agreements; (b) all tenant security deposits held by Assignor pursuant to the Leases and the License Agreements; (c) all additional rent payable under the Leases and the License Agreements; (d) all proceeds of insurance payable to Assignor under the Leases and the License Agreements and all awards and payments on account of any taking or condemnation; and (e) all claims, damages and other amounts payable to Assignor in the event of a default under or termination of any of the Leases and the License Agreements, including without limitation all of Assignor’s claims to the payment of damages arising from any rejection by a tenant of any Lease under the Bankruptcy Code as amended from time to time. All of the items referred to in this Section 2 are collectively referred to in this Assignment as the “Income”.

3.No Cancellation or Modification of Leases. Assignor covenants and agrees that it shall not, without the express written consent of Assignee, (a) enter into or extend any Lease unless the Lease complies with the Leasing Guidelines which are attached to the Mortgage as Exhibit B, or (b) cancel or terminate any Leases (except in the case of a default) unless Assignor has entered into new Leases covering all of the premises of the Leases being terminated or surrendered, or unless in compliance with the Leasing Guidelines, or (c) modify or amend any Leases in any material way or reduce the rent or additional rent, unless in compliance with the Leasing Guidelines, or (d) consent to an assignment of the tenant’s interest or to a subletting of any Lease unless the tenant remains liable under the Lease following the assignment or subletting, unless in compliance with the Leasing Guidelines, or (e) accept payment of advance rents or security deposits in an amount in excess of one month’s rent, or (f) grant any options to purchase the Property or portion thereof.

Assignee shall respond to a request for Assignee’s approval of a Lease under this Section 3 within fifteen (15) Business Days, with respect to any Major Lease (as such terms are hereinafter defined), and ten (10) Business Days, with respect to any other tenants, and shall either (a) approve the draft, or (b) provide written comments or objections to the draft. Provided that Assignor prominently captions its request for approval in the following manner: “METLIFE'S FAILURE TO RESPOND TO THIS REQUEST FOR APPROVAL OF THIS LEASE WITHIN FIFTEEN(15)/TEN (10) [AS APPLICABLE] BUSINESS DAYS SHALL RESULT IN METLIFE'S APPROVAL OF THIS LEASE BEING DEEMED AUTOMATICALLY GIVEN”, in the event that Assignee fails to so respond to such request for approval not later than the tenth (10th)/fifteenth (15th) (as applicable) Business Day after Assignee’s receipt of an Assignor’s request and the foregoing information, Assignee shall be deemed to have given such approval. “Business Day” is a day of the week other than a Saturday, Sunday or a day on which national banks are closed in Detroit, Michigan and/or Morristown, New Jersey and/or New York, New York.
If any of these acts described in this Section 3 are done without the consent of Assignee, at the option of Assignee, they shall constitute a breach of the terms of this Assignment and of the Mortgage.

4.Specific Covenants of Assignor. Assignor covenants and agrees:

(a)To perform fully all material obligations, duties, and agreements of landlord under the Leases and the License Agreements;

(b)To deposit all security deposits delivered by tenants in connection with the Leases in accordance with applicable law;

(c)At Assignor’s sole cost and expense, to appear in and defend any action or proceeding arising under the Leases or which is connected with the obligations, duties or liabilities of landlord, tenant or any guarantor and to pay all costs and expenses of Assignee, including reasonable attorneys’ fees, in any action or proceeding in which Assignee may appear in connection with this Assignment;

(d)If Assignor fails to make any payment or to do any acts required by this Assignment, then if an Event of Default exists Assignee may in its sole discretion and without further notice to Assignor perform Assignor’s obligations under the Leases as Assignee may deem necessary, at Assignor’s cost and expense. These acts may include without limitation appearing in and defending any proceeding connected with the Leases, including without limitation any proceedings of any tenants under the Bankruptcy Code. No action by Assignee shall release Assignor from its obligation under this Assignment. Assignor irrevocably appoints Assignee its true and lawful attorney to exercise its rights under this Assignment if an Event of Default exists, which appointment is coupled with an interest and with full power of substitution;

(e)To pay immediately upon demand all sums expended by Assignee under this Assignment, together with interest at the Default Rate (as defined in the Note). These expenditures shall be secured by the Mortgage;

(f)If a petition under the Bankruptcy Code shall be filed by or against Assignor and Assignor, as landlord, shall determine to reject any lease pursuant to Bankruptcy Code § 365(a), then Assignee shall have the right, but not the obligation, to demand that Assignor assume and assign the lease to Assignee and Assignor shall provide adequate assurance of future performance under the lease; and

(g)Assignee’s rights under this Assignment may be exercised either independently of or concurrently with any other right in this Assignment, the Mortgage or in any other document securing the Note. No action taken by Assignee under this Assignment shall cure or waive any default nor affect any notice under the Mortgage.

5.Leasing of Property. Assignor covenants and agrees upon request to confirm in writing the assignment to Assignee of all subsequent Leases of the Property upon the terms set forth in this Assignment. Notwithstanding the preceding sentence, the terms and provisions of this Assignment shall apply automatically to any Leases entered into after the Execution Date.

6.Representations and Warranties. Assignor makes the following representations and warranties in connection with the Leases:

(a)There were no Leases affecting the Property as of September 9, 2015, except the Leases listed on the Rent Roll (and subleases and concessions entered into by tenants under Leases) and Assignor has delivered to Assignee true, correct and complete copies of all such Leases, including amendments (collectively, “Existing Leases”) and all guaranties and amendments of guaranties given in connection with the Existing Leases (the “Guaranties”). There were no License Agreements affecting the Property as of September 9, 2015, except the License Agreements listed on the certified schedule of License Agreements delivered by Assignor to Assignee on the Execution Date.

(b)All Existing Leases and Guaranties are in full force and effect in all material respects without any oral or written modification except as set forth in writing in the copies delivered to Assignee.

(c)Assignor has received no notices of defaults by Assignor under the Existing Leases and Guaranties and, to the best knowledge of Assignor, as of the date hereof, there were no material defaults by any tenants under the Existing Leases or any guarantors under the Guaranties, except as disclosed on the certified schedule of material tenant defaults delivered in connection with the Loan on the Execution Date.

(d)To the best knowledge of Assignor, none of the tenants now occupying 10% or more of the Property or having a current lease affecting 10% or more of the Property nor any tenant under any Major Lease is the subject of any bankruptcy, reorganization or insolvency proceeding or any other debtor-creditor proceeding.

(e)Except only for rent and additional rent for the current month, Assignor has not accepted under any of the Leases any payment of advance rent, additional rent or security deposit in an amount that is more than one month’s rent and additional rent as of September 9, 2015, except as disclosed on the certified schedule of security deposits delivered in connection with the closing of the Loan on the Execution Date.

(f)Assignor has deposited all security deposits delivered in connection with the Existing Leases in accordance with applicable law.

(g)To the best knowledge of Assignor, no tenant under any Existing Lease has asserted in writing any defense, set-off or counterclaim as of September 9, 2015, with respect to its tenancy or its obligations under its lease, and, to the best of Assignor’s knowledge, no such defense, set-off or counterclaim exists, except as disclosed in any tenant estoppel letter delivered to Assignee in connection with the closing of the Loan as of the Execution Date or on the certified schedule of material tenant defaults delivered in connection with the closing of the Loan on the Execution Date or in any estoppel certificate delivered to Assignee in connection with the closing of the Loan.

(h)As of September 9, 2015 there are no material unfulfilled landlord obligations due to tenants for tenant improvements, moving expenses or rental concessions or other matters, and all material credits required to be paid or contributed by Assignor under the Existing Leases have been paid or contributed in full, except as disclosed on the certified schedule of material unfulfilled landlord obligations and material credits delivered in connection with the closing of the Loan on the Execution Date.

(i)None of the Leases, Income or Rents and Profits have been assigned, pledged, hypothecated or otherwise encumbered or transferred by Assignor except to the extent provided in the Loan Documents.

(j)Assignor has not done any act which might prevent Assignee from exercising its rights under this Assignment.

7.License to Collect Monies Until Default by Assignor. Subject to the terms and conditions of the Mortgage, so long as no Event of Default exists (a “Default”), Assignor shall have a license to receive and use all Income. Upon the occurrence of a Default, whether or not legal proceedings have commenced, and without regard to waste, adequacy of security for the Secured Indebtedness or solvency of Assignor, the license herein granted shall automatically expire and terminate, without notice by Assignee (any such notice being hereby expressly waived by Assignor). Assignee shall thereupon and thereafter have all right, power and authority to exercise and enforce any and all of its rights and remedies as provided herein, under any of the other Loan Documents or by law or in equity. Such rights and remedies shall expressly include the right to exercise and enjoy, in Assignee’s sole and absolute discretion, all of the rights, powers and benefits under the Leases assigned to Assignee hereunder, it being understood and agreed that Assignee shall not be liable, and Assignor shall at all times remain solely liable, to the tenants to perform any and all duties or obligations owing to such tenants under the Leases, unless Assignee shall elect, in its sole and absolute discretion, to undertake such duties or obligations. If the Default is cured by Assignor, the license to receive and use all Income shall be reinstated.

8.Entry by Assignee and Receiver. If a Default exists, Assignee is authorized either in person or by agent, with or without bringing any action or proceeding or having a receiver appointed by a court, (a) to enter upon, take possession of, manage and operate the Property and collect the Income, and (b) to make, enforce, modify, and accept the surrender of the Leases. Assignee is authorized to take these actions either with or without taking possession of the Property. In connection with this entry, Assignor authorizes Assignee to perform all acts necessary for the operation and maintenance of the Property. Assignee may sue for or otherwise collect all Income, including those past due and unpaid, and apply the Income, less costs and expenses of operation and collection, including reasonable attorneys’ fees, to the indebtedness secured by the Mortgage in such order as Assignee may determine. Assignee’s exercise of its rights under this Section 8 shall not be deemed to cure or waive any Default.

9.Indemnification. Assignor shall indemnify Assignee against and hold it harmless from any and all liability, claims, loss or damage which it may incur under the Leases or under this Assignment except for Assignee’s negligence or willful misconduct.

10.Mortgagee in Possession. To the fullest extent permitted by law, neither the assignment of Income to Assignee nor the exercise by Assignee of any of its rights or remedies under this Assignment, including without limitation, the entering into possession or the appointment of a receiver shall be deemed to make Assignee a “mortgagee-in-possession” or otherwise liable with respect to the Property. Although Assignee has the right to do so, it shall not be obligated to perform any obligation under the Leases by reason of this Assignment. To the fullest extent permitted by law, neither this Assignment nor any action or inaction on the part of Assignee shall constitute an assumption on the part of Assignee of any obligation or liability under any of the Leases.

11.Reconveyance and Termination. Upon the payment in full of the Loan, as evidenced by the recording of an instrument of full reconveyance of the Mortgage, this Assignment shall be void and of no effect.

12.Tenants Entitled to Rely on Assignee’s Requests. Assignor irrevocably authorizes and directs the tenants and their successors, upon receipt of any written request of Assignee stating that a Default exists, to pay to Assignee the Income due and to become due under the Leases. Assignor agrees that the tenants shall have the right to rely upon any such statement without any obligation to inquire as to whether a Default actually exists and regardless of any claim of Assignor to the contrary. Assignor agrees that it shall have no claim against the tenants for any Income paid by the tenants to Assignee. Upon the curing of all Defaults, Assignee shall give written notice to the tenants to recommence paying the rents to Assignor.

13.Successors and Assigns. This Assignment shall be binding upon the successors and assigns of Assignor and shall inure to the benefit of and be enforceable by Assignee, its successors and assigns and any trustee appointed for the benefit of the holder of the Note. If more than one person, corporation, partnership or other entity shall execute this Assignment, then the obligations of the parties executing the Agreement shall be joint and several.

14.Exculpation. The provisions of Section 9.01 of the Mortgage are incorporated herein by this reference to the fullest extent as if the text of such section were set forth in its entirety herein.

15.Notices. All notices pursuant to this Assignment shall be given in accordance with the Notice provision of the Mortgage, which is incorporated into this Assignment by this reference.

16.Governing Law. This Assignment and the rights and obligations of the parties under this Assignment shall in all respects be governed by, and construed and enforced in accordance with, the laws of the State in which the Property is located, without regard to conflict of laws principles.

17.Miscellaneous. This Assignment may be modified, amended, waived, or terminated only by an instrument in writing signed by the party against which enforcement of such modification, amendment, waiver, or termination is sought. No failure or delay in exercising any of these rights shall constitute a waiver of any Default. Assignor, at its expense, will execute all documents and take all action that Assignee from time to time may reasonably request to preserve and protect the rights provided under this Assignment. The headings in this Assignment are for convenience of reference only and shall not expand, limit or otherwise affect the meanings of the provisions. This Assignment may be executed in several counterparts, each of which shall be an original, but all of which shall constitute one document.

18.Servicing. Notwithstanding anything to the contrary herein, or in the Note, any of the other Loan Documents, the Guaranty or the Unsecured Indemnity Agreement, and regardless of the number of Investors (as defined in the Mortgage) that may hold a portion of the Loan, (a) Borrower shall only be required to remit Debt Service payments under the Note and the other Loan Documents, and under the Guaranty and the Unsecured Indemnity Agreement to the Servicer (or sub-servicer, as applicable), (b) Borrower shall only be required to submit requests for consents or approvals to the Servicer (it being understood that the Servicer may require the consent or approval of other Persons pursuant to intercreditor or other arrangements), and (c) no one Investor shall exercise any of its rights and/or remedies (if any) pursuant to the Loan Documents, the Guaranty, or the Unsecured Indemnity Agreement independently from all other Investors; provided, however, with respect to the Unsecured Indemnity Agreement, in the event less than all of the Investors have a right to seek indemnification from Indemnitors, no one Investor shall exercise such right to indemnification independently from all the Investors that also have such right to indemnification.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, this Assignment is executed as of the Execution Date.

ASSIGNOR:

SHORT HILLS ASSOCIATES,L.L.C., a
Delaware limited liability company
By: /s/ Simon J. Leopold
Name: Simon J. Leopold
Title: Authorized Signatory

[Signature Pages Follow]

ACKNOWLEDGMENT
STATE OF MICHIGAN    )
)    ss.:
COUNTY OF OAKLAND    )
I CERTIFY that on August 31, 2015, Simon J. Leopold personally appeared before me and that this person acknowledged under oath, to my satisfaction, that:

(a)	this person is the Authorized Signatory of Short Hills Associates, L.L.C., the limited liability company named in the attached document;

(b)	this person executed and delivered the attached document as the voluntary act and deed of the limited liability company; and

(c)	this person was authorized by the members of the limited liability company to execute and deliver the attached document on behalf of the limited liability company.

Sworn to and subscribed before me
on this 31st day of August, 2015.

                     TERESA L DREER
                     Notary Public - Michigan
/s/ Teresa L. Dreer            Oakland County
Notary Public                 My Commission Expires May 15, 2018
Acting in the County of Oakland

ASSIGNEE:

METROPOLITAN LIFE INSURANCE COMPANY., a New York Corporation
By: /s/ Michael Hofheinz
Name:    Michael Hofheinz
Title: Director

[Signature Pages Follow]

ACKNOWLEDGMENT
STATE OF New Jersey    )
)    ss.:
COUNTY OF Morris        )
I CERTIFY that on September 2nd, 2015, Michael Hofheinz personally appeared before me and that this person acknowledged under oath, to my satisfaction, that:

(a)	this person is the Director of Metropolitan Life Insurance Company, a New York corporation, the corporation named in the attached document;

(b)	this person executed and delivered the attached document as the voluntary act and deed of the corporation;

(c)	this person knows the proper seal of the corporation which was affixed to this document; and

(d)	this person was authorized by the board of directors of the corporation to execute and deliver the attached document on behalf of the corporation.

Sworn to and subscribed before me
on this 2nd day of September, 2015.

/s/ Patricia Tatro
Notary Public

PATRICIA TATRO
NOTARY PUBLIC
STATE OF NEW JERSEY
My Commission Expires August 13, 2017

ASSIGNEE:

NEW YORK LIFE INSURANCE COMPANY

By: /s/ Laura Cardno
Name: LAURA CARDNO
Title: CORPORATE VICE PRESIDENT

[Signature Page Follows]

ACKNOWLEDGMENT
STATE OF NY         )
)    ss.:
COUNTY OF NY        )
I certify that on Aug. 24, 2015, LAURA CARDNO personally came before me and that this person acknowledged under oath, to my satisfaction, that:

(a)	this person is the CORPORATE VICE PRESIDENT of New York Life Insurance Company, a ____________ corporation, the corporation named in the attached document;

(b)	this person executed and delivered the attached document as the voluntary act and deed of the corporation;

(c)	this person knows the proper seal of the corporation which was affixed to this document; and

(d)	this person was authorized by the board of directors of the corporation to execute and deliver the attached document on behalf of the corporation.

Sworn to and subscribed before me
on this 24 day of Aug., 2015.

                         KATHLEEN R. BROWN
                         Notary Public State of New York
/s/ Kathleen R. Brown                New York County
Notary Public                     Lic. #01BR5070610
Comm. Exp. December 23, 2018

ASSIGNEE:

PACIFIC LIFE INSURANCE COMPANY
By: /s/ John M. Waldeck
Name: JOHN M. WALDECK
Title: Vice President

By: /s/ Debra Cunningham
Name: Debra Cunningham
Title: Assistant Secretary

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of the document.

ACKNOWLEDGMENT
STATE OF CALIFORNIA    )

COUNTY OF ORANGE    )
On AUGUST 21, 2015, before me, MORGAN ACHZIGER, a Notary Public, personally appeared JOHN M. WALDECK, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my name and official seal.

Signature /s/ Morgan Achziger

MORGAN ACHZIGER
Commission # 1954054
Notary Public - California
Orange County
My Comm. Expires Sep 26, 2015

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of the document.

ACKNOWLEDGMENT
STATE OF CALIFORNIA    )

COUNTY OF ORANGE    )
On AUGUST 21, 2015, before me, MORGAN ACHZIGER, a Notary Public, personally appeared DEBRA CUNNINGHAM, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her authorized capacity, and that by her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my name and official seal.

Signature /s/ Morgan Achziger

MORGAN ACHZIGER
Commission # 1954054
Notary Public - California
Orange County
My Comm. Expires Sep 26, 2015

EXHIBIT A
LEGAL DESCRIPTION OF REAL ESTATE
Premises situated in the Township of Millburn, Essex County, New Jersey

BEGINNING at a point in the Northwesterly sideline of Canoe Brook Road where the same is intersected by the Westerly line of lands of Commonwealth Water Company, and from said point of BEGINNING running, thence;

1.Along said Northwesterly sideline of Canoe Brook Road South 75 degrees, 56 minutes, and 35 seconds West, 691.87 feet to a, point, thence;

2.Still along the same Southwesterly on a curve to the left having a radius of 427.00 feet for a distance of 408.04 feet to a point, thence;

3.Along the Westerly sideline of Canoe Brook Road south 21 degrees, 11 minutes, and 30 seconds West 214.49 feet to a point, thence;

4.Still along said sideline and merging into the Northerly right-of-way line of New Jersey Route 24 Freeway, Southwesterly on a curve to the right having a radius of 40.00 feet for a distance of 56.80 feet to a point, thence;

5.Along said right-of-way line North 77 degrees, 27 minutes, and 21 seconds West 93.92 feet to a point, thence;

6.Still along the same Northwesterly on a curve to the right having a radius of 3,990.00 feet for a distance of 253.27 feet to a point thence;

7.Still along same North 73 degrees, 49 minutes, and 08 seconds West 181.36 feet to a point, thence;

8.Still along same Northwesterly on a curve to the right having a radius of 1,699.50 feet for a distance of 213.43 feet to a point, thence;

9.Still along same Northwesterly on a curve to the right having a radius of 890.00 feet for a distance of 220.31 feet to a point, thence;

10.Still along same Northwesterly on a curve to the right having a radius of 140.00 feet for a distance of 117.10 feet to a point, thence;

11.Along the Easterly right-of-way line of New Jersey Route 24 Freeway Northerly on a curve to the right having a radius of 415.00 feet for a distance of 114.97 feet to a point, thence;

12.Still along same North 21 degrees, 11 minutes, and 48 seconds East 278.28 feet to a point. thence;

13.Still along same North 20 degrees, 54 minutes, and 18 seconds East 227.94 feet to a point, thence;

14.Still along same North 48 degrees, 14 minutes, and 05 seconds West 51.23 feet to a point, thence;

15.Still along same Northeasterly on a curve to the right having a radius of 995.00 feet for a distance of 57.00 feet to a point, thence;

16.Still along same South 56 degrees, 02 minutes, and 29 seconds East 44.28 feet to a point, thence;

17.Still along same Northeasterly on a-curve to the right having a radius of 619.00 feet for a distance of 288.48 feet to a point on the Southeasterly right-of-way line of John F. Kennedy Parkway, thence; the. following six courses along the Southeasterly and southerly right-of-way line of John F. Kennedy Parkway, thence;

18.North 65 degrees, 16 minutes, and 03 seconds East 331.49 feet to a point, thence;

19.Easterly on a curve to the right having a radius of 901.00 feet for a distance of 745.54 feet to a point, hence;

20.South 67 degrees, 49 minutes, and 47 seconds East 221.61 feet to a point, thence;

21.Easterly on a curve to the right having a radius of 38.00 feet for a distance of 14.48 feet a point, thence;

22.South 68 degrees, 55 minutes, and 17 seconds East 179.59 feet to a point, thence;

23.Easterly on a curve to the left having a radius of 950.68 feet for a distance of 304.48 feet to the Westerly lands of Mack Properties Co. #3, thence;

24.Along said lands South 8 degrees, 42 minutes, and 00 seconds West 189.40 feet to a point in same, thence;

25.Still along the westerly line of Mack Properties Co. #3 and the Commonwealth Water Company south 10 degrees, 41 minutes, and 00 seconds West 364.16 feet to the point or place of

BEGINNING.

BEING ALSO KNOWN AS
LOT 1, BLOCK 5303, ON THE OFFICIAL TAX MAP OF THE TOWNSHIP OF MILLBURN IN THE COUNTY OF ESSEX.

PARCEL II:
Together with those rights and easements constituting rights in real property created, defined and limited by that certain Construction Operation and Reciprocal Easement Agreement dated June 11, 1993 by and among Short Hills Associates, The Neiman Marcus Group, Inc., Nordstrom, Inc., and Saks & Company, recorded June 14, 1993 in Deed Book 5263, page 817, in the Essex County Register’s Office, New Jersey.

EXHIBIT B
DESCRIPTION OF LEASES
All Leases of any portion of the Property.